Exhibit 1.02

Conflict Minerals Report of Wabtec Corporation

In Accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Wabtec for the calendar year 2013 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

In accord with Rule 13p-1, Wabtec undertook due diligence to seek to determine whether the necessary 3TG in the Specialty Products and Electronics; Brake Products; Remanufacturing, Overhaul and Build; and Transit Products business segments originated from the DRC and adjoining countries. Wabtec designed its due diligence measures to be in conformity, in all material respects, with the recognized OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”).

As a result of our due diligence efforts Wabtec has concluded in good faith that during 2013, with respect to any product manufactured or contracted to be manufactured by Wabtec; that Wabtec is unable to determine whether or not the 3TG included in our products originated from the Covered Countries.

This Report has not been subject to an independent private sector audit as allowed under Rule 13p-1, which provides a temporary accommodation for the first two reporting years.

Wabtec’s due diligence measures included:

•	Conducted a supply-chain survey with direct suppliers using the EICC/GeSI Conflict Minerals Reporting Template to identify the smelters and refiners who contribute refined 3TG to Wabtec products.

•	The identified smelters and refiners resulting from the supply chain survey were compared to the facilities found on the Conflict-Free Smelter Program (“CFSP”) list published by the Conflict-Free Sourcing Initiative (“CFSI”).

•	Conflict minerals records are retained per our record retention protocol.

•	Standard language regarding conflict minerals has been integrated into our supplier contracts ensuring due diligence participation and compliance.

As a result of Wabtec’s due diligence efforts, we have identified and obtained sourcing information on 250 of the smelters, refiners and distributors who contribute to our Specialty and Electronic; Brake Products; Remanufacturing, Overhaul and Build; and Transit Products business segments. Of the 250 identified smelters, refiners and distributors, 58 are found on the CFSP as of May 20, 2014. The following is a summary of all supply-chain survey respondents.

3TG PRODUCTION FACILITY COUTNRY OF ORIGIN

3TG	Countries of origin may include the following

Tantalum	UKN; NON-DRC; CN; US; DE; JP; KZ; AU; ID; IN

Tin	UKN; NON-DRC; US; BO; ID; MY; BR; PE; TH; CN; JP; RU; DE; BE ; CZ; FR; KR ; TW; TH

Tungsten	UKN; NON-DRC; US; CN; AU; CA; DE; JP; KR

Gold	UKN; NON-DRC; JP;AU; DE; UZ; BR; CH; TR; SE; MX; KR; IT; CL; ES; RU; HK; CA; US; KG; KZ; SA; CN; BE; TW; NL; PH

*“UKN” – Unknown; “NON-DRC” – Responses received from Suppliers stating that the 3TG included in the procured items did not originate from the DRC or adjoining countries

IDENTIFIED SMELTERS, REFINERS AND DISTRIBUTORS OBTAINED THROUGH RCOI SURVEY

3TG	Smelter	Country	CFSI Conflict Free Smelter Program Participant
Gold	AGR Matthey	Australia

Gold	AIDA Chemical Industries Co.,Ltd	Japan

Gold	Air products	Germany

Gold	Allgemeine Gold- & Silberscheideanstalt	Germany	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Mineração Ltda	Brazil	Yes

Gold	Argor Heraeus	Switzerland

Gold	Asahi Pretec Corp	Japan

Gold	Asaka Riken Co Ltd	Japan

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	Aurubis AG	Germany

Gold	Aurubis AG	Japan

Gold	Boliden AB	Sweden

Gold	Cendres & Métaux SA	Switzerland

Gold	CHALCO Yunnan Copper Co. Ltd.	China

Gold	Chimet SpA	Italy	Yes

Gold	China Golddeal	China

Gold	China National Non-ferrous	Japan

Gold	China’s Shangdong Gold Mining Co., Ltd	China

Gold	Chroma New Material Corp.	China

Gold	Chugai Mining	Japan

Gold	Codelco	Chile

Gold	Cooper Santa	Japan

Gold	CS	Japan

Gold	Daye Nonferrous	China

Gold	Degutea	Japan

Gold	Dowa Kogyo k.k	Japan	Yes

Gold	Dowa Metals & Mining Co. Ltd	Japan	Yes

Gold	EBARA-UDYLITE	Russian Federation

Gold	FSE Novosibirsk Refinery	Russian Federation

Gold	Furukawa Electric	Saudi Arabia

Gold	Ganzhou Hongfei W&Mo Materials Co., Ltd.	China

Gold	Global Tungsten & Powders Corp	Japan

Gold	Guangxi Pinggui PGMA Co. Ltd.	Netherlands

Gold	Harima Smelter	Japan

Gold	HC Stark	Japan

Gold	Heesung Catalysts Corp.	Taiwan

Gold	Heesung Metal Ltd.	Sweden

Gold	Heimerle + Meule GmbH	Germany	Yes

Gold	Heraeus Germany	Germany	Yes

Gold	Heraeus Hong Kong	Hong Kong	Yes

Gold	Heraeus limited	Hong Kong	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Yes

Gold	Heraeus Technology Center	China

Gold	Heraeus Technology Center	Hong Kong

Gold	Heraus	Russian Federation

Gold	Hisikari Mine	Japan

Gold	Hitachi Cable	Switzerland

Gold	Hitachi Ltd.	Switzerland

Gold	Huichang Shun Tin, Kam Industries, Ltd.	Uzbekistan

Gold	Hunan Chenzhou Mining Group Co. Ltd.	China

Gold	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	China

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Yes

Gold	Ishifuku Tokyo Melters	Japan

Gold	Istanbul Gold Refinery	Turkey	Yes

Gold	Japan Mint	Japan

Gold	Jiangxi Copper Company Limited	China

Gold	Jiangxi Tungsten Industry Group Co., Ltd	Japan

Gold	Jinlong Copper Co., Ltd.	Japan

Gold	Johnson Matthey Canada	Canada	Yes

Gold	Johnson Matthey Inc	United States	Yes

Gold	Johnson Matthey Limited	Canada	Yes

Gold	Johnson Matthey USA	United States	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Uralectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd	Japan	Yes

Gold	Kazzinc Ltd	Kazakhstan

Gold	Kee Shing	Japan

Gold	Kennecott Utah Copper	United States	Yes

Gold	Kojima Chemicals Co. Ltd	Japan	Yes

Gold	Kyocera	China

Gold	Kyocery	Switzerland

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	L’ azurde Company For Jewelry	Saudi Arabia

Gold	La Caridad	Mexico

Gold	Laybold	Russian Federation

Gold	Lingao Gold	China

Gold	LS Nikko	Korea, Republic of	Yes

Gold	Luoyang ZIJIN YINHUI Gold Smelting Co. Ltd.	China

Gold	Materion Advanced Metals	United States	Yes

Gold	Matsuda Sangyo Co. Ltd	Japan	Yes

Gold	Metallurgical Products India Pvt Ltd.	Brazil

Gold	Metalor	United States	Yes

Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	Yes

Gold	Metalor Technologies SA	Switzerland	Yes

Gold	Metalor USA Refining Corporation	United States	Yes

Gold	Met-Mex Peñoles, S.A.	Mexico

Gold	Mitsubishi Electric Metecs Co., Ltd.	China

Gold	Mitsubishi Materials	China

Gold	Mitsubishi Materials Corporation	Japan	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes

Gold	Mitui Kinzoku co Ltd.	Japan

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey

Gold	Nanchang Cemented Carbide Limited Liability Company	Japan

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	Neomax Hitachi	Germany

Gold	Nihon Material Co. LTD	Japan	Yes

Gold	Niihama Nickel Refinery	Japan

Gold	Nippon Mining	Japan

Gold	Nippon Steel	Switzerland

Gold	Ohio Precious Metals LLC.	United States	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation

Gold	OJSC Kolyma Refinery	Russian Federation

Gold	Pan Pacific Copper Co Ltd.,	Korea, Republic of

Gold	PBT	Russian Federation

Gold	Perth Mint (Western Australia Mint)	Australia	Yes

Gold	Pure Technology	Indonesia

Gold	RedRing Solder (M) Sdn. Bhd	Russian Federation

Gold	Royal Canadian Mint	Canada	Yes

Gold	SABIN	Japan

Gold	Sabin Metal Corp.	United States

Gold	Sabin Metals	Japan

Gold	Samhwa non-ferrorus Metal ind.co.ltd	Italy

Gold	SEMPSA	Spain	Yes

Gold	Senju Metal Industry Co.	Japan

Gold	Senju Metal Industry Co. (SMIC)	Spain

Gold	SENJU METAL INDUSTRY CO.,LTD.	Australia

Gold	SENJU METAL INDUSTRY CO.,LTD.	Switzerland

Gold	SGS	Russian Federation

Gold	Shandong Gold Mining (Laizhou)	China

Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China

Gold	Shandong Zhaoyuan Gold Argentine refining company limited	China

Gold	Shenmao	Taiwan

Gold	Shenmao	United States

Gold	Sintron, Shenmao Solder (M) Sdn Bhd	Russian Federation

Gold	So Accurate Refing Group	United States

Gold	Solar Applied Materials Technology Corp.	Taiwan

Gold	Sumimoto	Japan

Gold	Suzhou Xingrui Noble	China

Gold	TaeguTec	Japan

Gold	Taki Chemical Co., Ltd.	Brazil

Gold	Tamura	Japan

Gold	Tanaka Kikinnzoku Kogyo K.K.	Japan	Yes

Gold	TANAKA KIKINZOKU HANBAI K.K.	Japan	Yes

Gold	Technic Inc.	Mexico

Gold	The Great Wall Gold and Silver Refinery of China	China

Gold	The Perth Mint	Australia

Gold	The Refinery of Shandong Gold Mining Co. Ltd	China

Gold	Tongling Nonferrous Metal Group Co. Ltd	China

Gold	UBS	Canada

Gold	Umicore Precious Metals Refining	Belgium

Gold	Umicore SA	Belgium	Yes

Gold	Unit Timah Kundur PT Tambang	Kazakhstan

Gold	United Precious Metal Refining Inc.	United States	Yes

Gold	United Refining	Japan

Gold	Xiamen Golden Egret Special Alloy Co. Ltd. (GESAC)	Taiwan

Gold	YOKOHAMA METAL CO.,LTD.	Japan

Gold	Yoo Chang Metal Industries Co Ltd.	Taiwan

Gold	Yunnan Tin Group (Holding) Company Limited (YTCL)	Switzerland

Gold	Yuntinic Chemical GmbH	Kyrgyzstan

Gold	Zhaojin refining	Taiwan

Gold	Zhongjin Gold Corporation Limited	China

Gold	Zijin Mining Group Co. Ltd	China

Tantalum	Cabot Corporation	United States

Tantalum	Duoluoshan	China	Yes

Tantalum	Exotech Inc.	United States	Yes

Tantalum	F&X	China	Yes

Tantalum	Gannon & Scott	United States	Yes

Tantalum	Global Advanced Metals	United States

Tantalum	H.C. Starck GmbH	Germany	Yes

Tantalum	Hi-Temp	United States	Yes

Tantalum	Jiujiang Tambre	China

Tantalum	Mitsui Mining & Smelting	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes

Tantalum	Niotan	United States	Yes

Tantalum	Plansee	Austria

Tantalum	Ulba	Kazakhstan

Tin	Complejo Metalurico Vinto S.A.	Bolivia	Yes

Tin	Cookson	United States

Tin	Cooper Santa	Brazil

Tin	CV DS Jaya Abadi	Indonesia

Tin	CV Duta Putra Bangka	Indonesia

Tin	CV JusTindo	Indonesia

Tin	CV Makmur Jaya	Indonesia

Tin	CV Nurjanah	Indonesia

Tin	CV Prima Timah Utama	Indonesia

Tin	CV Serumpun Sebalai	Indonesia

Tin	CV United Smelting	Indonesia

Tin	EM VINTO	Bolivia

Tin	Empresa Metallurgica Vinto	Bolivia

Tin	Empressa Nacional de Fundiciones (ENAF)	Bolivia

Tin	Funsur Smelter	Peru

Tin	Gejiu Non-ferrous	China

Tin	Gejiu Zi-Li	China	Yes

Tin	Gejiu Zili Metallurgy Co.	China

Tin	Gold Bell Group	China

Tin	Jean Goldschmidt International	Belgium

Tin	Jiangxi Nanshan	China

Tin	Keeling & Walker	Peru

Tin	Liuzhou China Tin	China

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Yes

Tin	Metallic Resources Inc	United States

Tin	Metallo Chimique	Belgium

Tin	Mineração Taboca S.A.	Brazil

Tin	Minsur	Brazil	Yes

Tin	Minsur S.A. Tin Metal	Peru	Yes

Tin	Mitsubishi Materials Corporation	Japan

Tin	Nathan Trotter & Co., Inc.	United States	Yes

Tin	Novosibirsk	Russian Federation

Tin	OMSA	Bolivia

Tin	PT Alam Lestari Kencana	Indonesia	Yes

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT Babel Inti Perkasa	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Kudai Tin	Indonesia

Tin	PT Bangka Putra Karya	Indonesia

Tin	PT Bangka Timah Utama Sejahtera	Indonesia

Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT BilliTin Makmur Lestari	Indonesia

Tin	PT Bukit Timah	Indonesia

Tin	PT Eunindo Usaha Mandiri	Indonesia	Yes

Tin	PT Fang Di MulTindo	Indonesia

Tin	PT HP Metals Indonesia	Indonesia

Tin	PT Koba Tin	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Tin	PT Refined Banka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Tambang Timah	Indonesia

Tin	PT Timah	Indonesia	Yes

Tin	PT Timah Nusantara	Indonesia	Yes

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Yinchendo Mining Industry	Japan

Tin	Smelting Branch of Yunnan Tin Company Limited	China

Tin	Thailand Smelting and Refining Co. Ltd.	Thailand

Tin	Thaisarco	Thailand

Tin	White Solder Metalurgia	Brazil	Yes

Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd	China

Tin	Yunnan Tin Company Limited	China

Tin	Yuntinic Resources Inc.	China	Yes

Tungsten	ATI Firth Sterling	United States

Tungsten	ATI Metalworking Products	United States

Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China

Tungsten	China Minmetals Corp	China

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China

Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China

Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.	China

Tungsten	Ganzhou Sea Dragon	China

Tungsten	Ganzhou Sinda W&Mo Co. Ltd.	China

Tungsten	Global Tungsten & Powders Corp	United States

Tungsten	Hunan Chenzhou Mining Group Co	China	Yes

Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China

Tungsten	Jiangxi Tungsten Industry Co Ltd	China

Tungsten	Wolfram Bergbau und Hütten AG	Austria

Tungsten	Wolfram Company CJSC	Russian Federation

Tungsten	Xiamen Tungsten Co Ltd	China

On the basis of the due diligence measures described above, Wabtec is unable to determine whether or not the 3TG contained in various components/materials which contribute to Specialty Products and Electronic; Brake Products; Remanufacturing, Overhaul and Build; and Transit Products business segments originated from the DRC or adjoining countries. Wabtec is making this determination because it does not have sufficient information from suppliers or other sources to conclude whether the necessary 3TG originated in the Covered Countries and, whether the necessary 3TG were from recycle or scrap sources.

Further, Wabtec as a purchaser is many steps removed from the mining of the conflict minerals; Wabtec does not purchase raw ore or unrefined tin, tantalum, tungsten or gold, and does no purchasing in the Covered Countries. The origin of 3TG cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other 3TG containing derivatives. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Wabtec will undertake the following steps during the next compliance periods to improve the due diligence conducted to further mitigate the risk that its necessary 3TG do not benefit armed groups, including:

•	Increase the response rate of the suppliers’ supply chain surveys

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the CFSI Conflict Free Smelter program.

•	Contacting smelters identified as a result of the RCOI process and requesting their participation in obtaining a “conflict free” designation from an industry program such as the CFSI Conflict Free Smelter program.